EXHIBIT 99.1

400 Centre Street, Newton, MA 02458	tel: (617) 332-3990 fax: (617) 969-5730

FOR IMMEDIATE RELEASE	Contacts: Timothy A. Bonang, Director of Investor Relations or
Carlynn Finn, Manager of Investor Relations
(617) 796-8251
www.tatravelcenters.com

TravelCenters of America LLC Announces Second Quarter 2008 Results and a Rent Deferral Agreement

Westlake, OH (August 11, 2008):  TravelCenters of America LLC (AMEX: TA) today announced financial results for the three and six month periods ended June 30, 2008.

TravelCenters of America LLC, or TA, became a public company on January 31, 2007. On May 30, 2007, TA acquired Petro Stopping Centers, L.P., or Petro. Because of the significance of these transactions, TA’s historical financial data may have only limited relevance to investors. Consequently, in addition to the historical financial data presented in this press release, TA is furnishing supplemental data that it believes may help investors better understand TA’s business. Included in this supplemental data is same site operating data that includes results of sites for periods prior to TA’s operation of those sites. Also included is a presentation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, and EBITDAR excluding the impact of certain noncash items and certain items that TA considers to be nonrecurring as a result of the changes experienced on January 31 and May 30, 2007, and other items described, or Adjusted EBITDAR.

At June 30, 2008, TA’s business included 236 sites, 167 of which were operated under the “TravelCenters of America” or “TA” brand names and 69 that were operated under the “Petro” brand name.

	Three Months Ended June 30		Six Months Ended June 30
	2008	2007(1)	2008	2007(1)
	(in thousands, except per share amounts)

Revenues	$2,277,825	$1,486,772	$4,185,690	$2,575,808
Net loss	$(9,757)	$(6,339)	$(58,213)	$(38,005)

Weighted average number of shares	$14,206	$8,809	$14,202	N/A
Loss per share	$(0.69)	$(0.72)	$(4.10)	N/A

Supplemental Data:
Total fuel sales	$1,963,803	$1,222,286	$3,583,085	$2,103,482
Gross fuel margin	$60,301	$40,810	$102,312	$71,910

Total non-fuel sales	$310,392	$261,545	$595,445	$467,064
Gross non-fuel margin	$178,995	$151,256	$345,907	$273,063

EBITDAR	$60,695	$44,704	$82,151	$10,439

Adjusted EBITDAR	$63,385	$51,879	$94,854	$83,995

(1)   Includes results related to Petro, which was acquired on May 30, 2007, from the date of acquisition forward and, for the six months ended June 30, 2007, includes the results of TA’s predecessor, TravelCenters of America, Inc., for the one month ended January 31, 2007.

Quarterly Business Commentary:

The increase in revenues and expenses during the 2008 periods over the 2007 periods principally reflects two factors: increased fuel prices and TA’s acquisition of Petro on May 30, 2007.

During the three months ended June 30, 2008, the slowing of the U.S. economy and the persistence of high fuel prices continued to present TA with numerous operating challenges.

On a same site basis, TA’s total fuel volumes were down 16% for the 2008 second quarter over the corresponding 2007 period and down by 14% for the first six months of 2008 as compared to the 2007 period. However, TA believes it has made significant progress toward adjusting its business to these challenges. TA’s net loss, EBITDAR and adjusted EBITDAR for the second quarter of 2008 improved over the first quarter of 2008 by $38.7 million, $39.2 million and $31.9 million, respectively.

A significant part of the improvements realized in the quarter ended June 30, 2008 compared to the immediately prior calendar quarter may have resulted from seasonality; there is usually more trucking business in the second calendar quarter than in the first calendar quarter of each year. However, TA believes that its operating initiatives undertaken during the past year have been significant contributors to these improved results; specifically, the staffing reorganization undertaken to realize Petro integration synergies, the personnel cost savings announced in March 2008, the termination of the fuel marketing arrangement with Simons Petroleum and several fuel purchasing and pricing strategies which are designed to improve TA’s operating margins. All of these initiatives are continuing at this time as TA continues to adjust its operations to current market conditions.

Capital Expenditures and Liquidity

TA’s capital plan for the balance of 2008 remains essentially unchanged from that announced in May 2008. As of June 30, 2008, approximately $40 million of planned capital projects remain to be completed, which projects are limited to those necessary to finish projects started during 2007 and to maintain TA’s operations. Some of these projects may be funded by Hospitality Properties Trust, or Hospitality Trust, under the amended lease arrangements announced in May 2008.

At June 30, 2008, TA had approximately $106 million in cash and cash equivalents. In addition, TA’s $100 million bank credit facility remains partially unused.

Rent Deferral Agreement with Hospitality Trust

The improved operating results announced today by TA show that TA’s EBITDAR and adjusted EBITDAR were sufficient to cover TA’s current lease obligations to Hospitality Trust during the three months ended June 30, 2008. Nonetheless, the challenging industry conditions which TA faces caused TA to initiate negotiations with Hospitality Trust to improve its working capital position in the event that the current unfavorable market conditions in which TA operates persist for an extended period. In response to this request, TA and Hospitality Trust have agreed to a rent deferral arrangement, significant terms of which include:

•      TA currently leases 185 travel centers from Hospitality Trust under two leases for combined rent of $18.8 million per month. This rent amount periodically increases pursuant to formulas in the leases. TA will have the option to defer its monthly rent payments to Hospitality Trust by up to $5 million per month for periods beginning July 1, 2008 until December 31, 2010.

•      TA will not be obligated to pay cash interest on the deferred rent through December 31, 2009.

•      TA will issue 1,540,000 TA common shares to Hospitality Trust (approximately 9.6% of TA’s shares outstanding after this new issuance). In the event TA does not defer its monthly rent payments for the full permitted amounts through December 31, 2009, the pro-rata amount of TA shares issued to Hospitality Trust may be repurchased by TA for nominal consideration.

•      In the event that any rents which have been deferred remain unpaid or additional rent amounts are deferred after December 31, 2009, interest on all such amounts will be payable to Hospitality Trust monthly at the rate of 12% per annum, beginning January 1, 2010.

•      No rent deferrals are permitted for rent periods after December 31, 2010. Any deferred rent (and interest thereon) not paid will be due to Hospitality Trust on July 1, 2011. Any deferred amounts (and interest) may be prepaid at anytime.

•      This deferral agreement also includes a prohibition on share repurchases and dividends by TA while any deferred rent remains unpaid and has change of control covenants so that amounts deferred will be payable to Hospitality Trust in the event TA experiences a change of control while deferred rent is unpaid.

Conference Call:

On Tuesday, August 12, 2008, at 8:30 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the quarter ended June 30, 2008. Following management’s remarks, there will be a question and answer period.

The conference call telephone number is 888-221-9466. Participants calling from outside the United States and Canada should dial 913-661-9178. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available for about a week after the call. To hear the replay, dial 719-457-0820. The replay pass code is 4314332.

A live audio webcast of the conference call will also be available in a listen only mode on our web site at www.tatravelcenters.com. To access the webcast, participants should visit our web site about five minutes before the call. The archived webcast will be available for replay on our web site for about one week after the call.

About TravelCenters of America LLC:

TA’s travel centers operate under the “TravelCenters of America”, “TA” and “Petro” brand names and offer diesel and gasoline fueling services, restaurants, heavy truck repair facilities, stores and other services. TA’s nationwide business includes travel centers located in 41 U.S. states and in Canada.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. ALSO, WHENEVER TA USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•      THE STATEMENT IN THIS PRESS RELEASE THAT TA’S NET LOSS, EBITDAR AND ADJUSTED EBITDAR HAVE ALL IMPROVED DURING THE THREE MONTHS ENDED JUNE 30, 2008 COMPARED TO THE IMMEDIATELY PRIOR CALENDAR QUARTER MAY IMPLY THAT ITS OPERATING RESULTS WILL CONTINUE TO IMPROVE. IN FACT, TA’S OPERATING RESULTS MAY NOT IMPROVE AND TA MAY EXPERIENCE CONTINUING OR INCREASING LOSSES.

•      THE STATEMENTS IN THIS PRESS RELEASE THAT TA BELIEVES THAT ITS OPERATING INITIATIVES WERE SIGNIFICANT CONTRIBUTORS TO ITS IMPROVED RESULTS IN THE THREE MONTHS ENDED JUNE 30, 2008, AND THAT THESE INITIATIVES ARE CONTINUING MAY IMPLY THAT TA’S FINANCIAL RESULTS WILL CONTINUE TO IMPROVE. IN FACT, THESE TA OPERATING INITIATIVES MAY FAIL TO IMPROVE TA’S FINANCIAL RESULTS, TA MAY FAIL TO SUCCESSFULLY IMPLEMENT OR SUSTAIN THESE INITIATIVES AND TA MAY EXPERIENCE CONTINUING OR INCREASING LOSSES.

•      THIS PRESS RELEASE STATES THAT TA’S PLANNED CAPITAL PROJECTS FOR THE REMAINDER OF 2008 MAY COST APPROXIMATELY $40 MILLION TO COMPLETE. HOWEVER, THE AMOUNT AND TIMING OF CAPITAL PROJECT EXPENDITURES ARE OFTEN DIFFICULT TO PROJECT. SOME CAPITAL PROJECTS COST MORE THAN ANTICIPATED AND TA MAY SPEND MORE THAN $40 MILLION TO COMPLETE ITS CAPITAL PROJECTS. SOME CAPITAL PROJECTS TAKE MORE TIME THAN ANTICIPATED AND TA MAY NOT COMPLETE THESE CAPITAL PROJECTS IN 2008.

•      THE STATEMENT IN THIS PRESS RELEASE THAT TA HAD $106 MILLION OF CASH AT JUNE 30, 2006 AND THAT TA’S BANK CREDIT FACILITY IS PARTIALLY UNUSED MAY IMPLY THAT TA HAS ABUNDANT CASH LIQUIDITY. IN FACT, TA’S REGULAR OPERATIONS REQUIRE LARGE AMOUNTS OF WORKING CASH AND TA’S BANK CREDIT FACILITY IS SUBSTANTIALLY USED TO SECURE LETTERS OF CREDIT FOR TA’S SUPPLIERS.

•      THIS PRESS RELEASE POINTS OUT THAT TA’S EBITDAR AND ADJUSTED EBITDAR WERE SUFFICIENT TO COVER TA’S LEASE PAYMENTS TO HOSPITALITY TRUST IN THE THREE MONTHS ENDED JUNE 30, 2008. THIS STATEMENT MAY IMPLY THAT TA’S EBITDAR AND ADJUSTED EBITDAR WILL BE SUFFICIENT TO COVER, OR THAT TA WILL OTHERWISE BE ABLE TO PAY, THESE RENT OBLIGATIONS IN THE FUTURE; IN FACT, TA MAY NOT BE ABLE TO PAY ITS RENT OBLIGATIONS.

•      THIS PRESS RELEASE STATES THAT TA AND HOSPITALITY TRUST HAVE AGREED TO A RENT DEFERRAL ARRANGEMENT FOR UP TO $5 MILLION PER MONTH THROUGH DECEMBER 31, 2010 IN ORDER TO ALLOW TA TO IMPROVE ITS WORKING CAPITAL POSITION. THE IMPLICATIONS OF THESE STATEMENTS MAY BE THAT THE RENT DEFERRAL TOGETHER WITH TA’S OTHER SOURCES OF WORKING CAPITAL WILL BE SUFFICIENT TO ALLOW TA TO MEET ITS WORKING CAPITAL REQUIREMENTS AND PAY ALL ITS BUSINESS OBLIGATIONS, INCLUDING RENT, AND THAT TA WILL BE ABLE TO PAY THE DEFERRED AMOUNTS WHEN THEY ARE DUE. IN FACT, TA MAY NEED MORE WORKING CAPITAL AND TA MAY BE UNABLE TO PAY ITS BUSINESS OBLIGATIONS OR TO PAY THE DEFERRED RENT AMOUNT WHEN DUE.

THESE UNEXPECTED RESULTS OF TA’S FORWARD LOOKING STATEMENTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL:

•      FURTHER FUEL PRICE INCREASES OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS.

•      CONTINUATION OF THE CURRENTLY HIGH FUEL PRICES OR INCREASES IN FUEL PRICES MAY REDUCE THE DEMAND FOR THE GOODS AND SERVICES WHICH TA SELLS BECAUSE SUCH FUEL PRICES MAY ENCOURAGE FUEL CONSERVATION, DIRECT FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECT THE BUSINESS OF TA’S CUSTOMERS.

•      TA’S EFFORTS TO MAINTAIN OR IMPROVE ITS OPERATING MARGINS BY INCREASING REVENUE MAY NOT BE EFFECTIVE AND MAY CAUSE TA TO LOSE BUSINESS AND REDUCE ITS OPERATING EARNINGS OR INCREASE ITS LOSSES.

•      THE SUCCESS OF TA’S COST CONTROL INITIATIVES DEPENDS IN LARGE PART UPON TA’S MANAGEMENT’S ABILITY TO MANAGE HOURLY EMPLOYMENT TO MATCH ITS CHANGING LEVELS OF BUSINESS, BUT TA MAY BE UNABLE TO REDUCE STAFFING BELOW CERTAIN LEVELS AT ITS TRAVEL CENTERS WHICH GENERALLY OPERATE 24 HOURS PER DAY, 365 DAYS PER YEAR.

•      TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN OR INCREASE THEIR LIMITS FOR TA’S PURCHASES ON CREDIT. IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA MAY SUFFER INCREASED LOSSES.

•      IF THE U.S. ECONOMY CONTINUES TO SLOW, THE TRUCKING INDUSTRY MAY DECLINE FURTHER AND TA’S PRINCIPAL CUSTOMERS MAY PURCHASE LESS OF TA’S GOODS AND SERVICES.

•      DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN RESULT IN UNANTICIPATED RESULTS. LITIGATION IS USUALLY EXPENSIVE AND DISTRACTING TO MANAGEMENT. TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS INVOLVED.

GENERALLY, TA HAS NOT PRODUCED PROFITABLE OPERATIONS IN ANY QUARTERLY REPORTING PERIOD SINCE IT BECAME A PUBLICLY OWNED COMPANY ON JANUARY 31, 2007. ALTHOUGH TA’S PLANS ARE INTENDED TO CREATE PROFITABLE OPERATIONS, THERE CAN BE NO ASSURANCE THAT THESE PLANS WILL SUCCEED.

OTHER RISKS MAY ADVERSELY IMPACT TA, AS DESCRIBED MORE FULLY IN TA’S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2008 AND IN TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS”, “ITEM 1A. RISK FACTORS”, AND ELSEWHERE IN THAT REPORT.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended June 30,
	2008	2007
Revenues:
Fuel	$1,963,803	$1,222,286
Non fuel	310,392	261,545
Rent and royalties	3,630	2,941
Total revenues	2,277,825	1,486,772

Cost of goods sold (excluding depreciation):
Fuel	1,903,502	1,181,476
Non fuel	131,397	110,289
Total cost of goods sold (excluding depreciation)	2,034,899	1,291,765

Operating expenses:
Site level operating	159,403	125,512
Selling, general & administrative	23,289	25,278
Real estate rent	58,411	46,969
Depreciation and amortization	11,134	8,029
Total operating expenses	252,237	205,788

(Loss) from operations	(9,311)	(10,781)

Equity in income of joint venture	268	190
Interest income	2,109	3,822
Interest expense	(2,673)	(3,530)
Income (loss) before income taxes	(9,607)	(10,299)
Provision (benefit) for income taxes	150	(3,960)
Net income (loss)	$(9,757)	$(6,339)

Weighted average shares outstanding:
Basic and diluted	14,206	8,809

Earnings (loss) per share:
Basic and diluted	$(0.69)	$(0.72)

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008, filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Company		Predecessor
	Six Months	Five Months	One Month
	Ended	Ended	Ended
	June 30, 2008	June 30, 2007	January 31, 2007
Revenues:
Fuel	$3,583,085	$1,818,429	$285,053
Non-fuel	595,445	400,269	66,795
Rent and royalties	7,160	4,428	834
Total revenues	4,185,690	2,223,126	352,682

Cost of goods sold (excluding depreciation):
Fuel	3,480,773	1,760,878	270,694
Non-fuel	249,539	166,523	27,478
Total cost of goods sold (excluding depreciation)	3,730,312	1,927,401	298,172

Operating expenses:
Site level operating	317,965	197,886	36,093
Selling, general & administrative	56,042	37,024	8,892
Real estate rent	116,093	74,259	931
Depreciation and amortization	22,071	13,357	5,786
Merger related	—	—	44,972
Total operating expenses	512,171	322,526	96,674

(Loss) from operations	(56,793)	(26,801)	(42,164)

Debt extinguishment expenses	—	—	(16,140)
Equity in income of joint venture	356	190	—
Interest income	5,309	5,117	1,131
Interest expense	(6,738)	(4,267)	(5,345)
Income (loss) before income taxes	(57,866)	(25,761)	(62,518)
Provision (benefit) for income taxes	347	(9,804)	(40,470)
Net income (loss)	$(58,213)	$(15,957)	$(22,048)

Weighted average shares outstanding:
Basic and diluted	14,202	8,809	6,937

Earnings (loss) per share:
Basic and diluted	$(4.10)	$(1.81)	$(3.18)

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008, filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	June 30,	December 31,
	2008	2007

Assets
Current assets:
Cash and cash equivalents	$106,347	$148,876
Restricted cash	—	4,801
Restricted investments	—	271,415
Accounts receivable, net	169,424	110,555
Inventories	155,411	148,005
Leasehold improvement receivable (1)	13,139	25,000
Other current assets	55,132	37,362
Total current assets	499,453	746,014

Property and equipment, net	420,740	397,266
Intangible assets, net	37,718	39,962
Leasehold improvement receivable (1)	10,428	63,320
Other noncurrent assets	16,675	16,759
Total assets	$985,014	$1,263,321

Liabilities and Shareholders’ Equity
Current liabilities:
Current maturities of long term debt	$—	$262,866
Accounts payable	212,633	154,906
Other current liabilities	138,657	150,011
Total current liabilities	351,290	567,783

Other noncurrent liabilities	55,995	55,479
Capital lease obligations	104,779	105,859
Deferred rental allowance	91,376	94,760
Total liabilities	603,440	823,881

Shareholders’ equity	381,574	439,440
Total liabilities and shareholders’ equity	$985,014	$1,263,321

(1)          The total leasehold improvement receivable of $23,567 represents the estimated discounted amount of funds TA may receive from Hospitality Trust in connection with TA’s sales of leasehold improvements to Hospitality Trust under the lease with Hospitality Trust for TA branded travel centers, which provides for up to $125 million of such sales without an adjustment to the amount of rent payable under that lease.

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008, filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA (1)

(in thousands)

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2008	2007	2008	2008	2007(2)
EBITDAR: (3)
Net loss	$(9,757)	$(6,339)	$(48,456)	$(58,213)	$(38,005)
Add (deduct): income taxes	150	(3,960)	197	347	(50,274)
Add: depreciation and amortization	11,134	8,029	10,937	22,071	19,143
Deduct: equity in income of joint venture	(268)	(190)	(88)	(356)	190
Add: proportionate share of EBITDAR of joint venture	461	487	319	780	831
Deduct: interest income	(2,109)	(3,822)	(3,200)	(5,309)	(6,248)
Add: interest expense(4)	2,673	3,530	4,065	6,738	9,612
Add: real estate rent expense(5)	58,411	46,969	57,682	116,093	75,190
EBITDAR (3)	60,695	44,704	21,456	82,151	10,439

Add: employee retention and separation expenses (6)	300	7,175	2,819	3,119	9,095
Add: nonrecurring merger related expenses (7)	—	—	—	—	44,972
Add: Petro integration expenses	2,041	—	1,486	3,527	—
Add: expenses related to previously deferred maintenance	—	—	507	507	—
Add: litigation settlement expenses	—	—	5,000	5,000	—
Add: debt extinguishment expense	—	—	—	—	16,140
Add: noncash share based compensation expense (8)	349	—	201	550	4,268
Adjusted EBITDAR (3)	$63,385	$51,879	$31,469	$94,854	$83,995

(1)	Includes results related to Petro, which was acquired on May 30, 2007, from the date of acquisition forward.

(2)	Includes the results of TA’s predecessor for the one month ended January 31, 2007.

(3)

TA calculates EBITDAR as earnings before interest, taxes, depreciation, amortization and rent, and defines Adjusted EBITDAR as EBITDAR excluding the impact of certain noncash items and certain items which it considers to be nonrecurring. TA believes EBITDAR and Adjusted EBITDAR are useful indications of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business. TA believes that EBITDAR and Adjusted EBITDAR are meaningful disclosures that may help interested persons to better understand its financial performance, including comparing its performance between periods and to the performance of other companies. However, EBITDAR and Adjusted EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies. This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by U.S. generally accepted accounting principles, or GAAP.

(4)	Interest expense included the following:

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2008	2007	2008	2008	2007

Interest related to predecessor’s debt	$—	$—	$—	$—	$4,363
Interest related to Petro notes	—	799	1,273	1,273	799
Hospitality Trust rent classified as interest	2,342	2,402	2,342	4,684	4,003
Other	331	329	450	781	447
	$2,673	$3,530	$4,065	$6,738	$9,612

(5)

Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases due to the requirement under GAAP to recognize minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term. Cash paid for rent was $59.4 million and $46.9 million for the three month periods ended June 30, 2008 and 2007, respectively, while the total rent amounts expensed during the 2008 and 2007 three month periods were $58.4 million and $47.0 million, respectively. For the six month periods ended June 30, 2008 and 2007, the rent paid was $117.8 million and $75.3 million, respectively, while the total rent expensed was $116.1 million and $75.2 million, respectively. In addition, under GAAP, a portion of the rent TA pays to Hospitality Trust is classified as interest expense and a portion of the rent payments made to Hospitality Trust is charged against the capital lease obligation. Also, under GAAP, TA amortizes as a reduction of rent expense the deferred rental allowance related to TA’s ability to sell certain qualifying leasehold improvements to Hospitality Trust without an increase in its rent payments. A reconciliation of these amounts is as follows:

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2008	2007	2008	2008	2007

Rental payments to Hospitality Trust	$56,754	$44,423	$55,281	$112,035	$70,241
Other rental payments	2,649	2,464	3,074	5,723	5,036
Total cash rent	59,403	46,887	58,355	117,758	75,277
Adjustments for:
Noncash straight line rent accrual – Hospitality Trust	3,424	4,295	3,716	7,140	7,165
Noncash straight line rent accrual – other	158	200	186	344	371
Amortization of deferred rental allowance	(1,692)	(1,692)	(1,693)	(3,385)	(2,820)
Amortization of capital lease obligation	(540)	(320)	(540)	(1,080)	(800)
Rent classified as interest expense	(2,342)	(2,401)	(2,342)	(4,684)	(4,003)
Total amount expensed as rent	$58,411	$46,969	$57,682	$116,093	$75,190

(6)

Employee retention and separation expenses represent expenses for retention bonuses paid, and accrued amounts that will be paid, to certain employees that remain or remained in TA’s employ for specified periods of time after its merger with its predecessor and after the Petro acquisition, plus salary and separation payments to former executive officers of TA’s predecessor and severance payments made to employees terminated as a result of the September 2007 reorganization and the March 2008 workforce reduction.

(7)	This amount represents costs incurred by TA’s predecessor in marketing itself for sale.

(8)

The noncash share based compensation expense for the 2007 period relates to the vesting of options of TA’s predecessor’s shares which were redeemed upon its change of control on January 31, 2007. The amounts for the three and six months ended June 30, 2008 relate to restricted common shares granted under TA’s equity incentive plan.

INTRODUCTION TO SUPPLEMENTAL SAME SITE OPERATING DATA

The following table presents operating data for all of the travel centers in operation on June 30, 2008 that were operated by TA, TA’s predecessor or the prior owner of Petro for the entire period presented. This data excludes revenues and expenses that were not generated by TA, its predecessor or the former owner of Petro, such as rents and royalties from franchises and corporate level selling, general and administrative expenses.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA (1)

(in thousands, except for number of travel centers or where otherwise indicated)

	Three Months Ended June 30				Six Months Ended June 30,
	Company	Combined (2)			Company	Combined (2)
	2008	2007	Change		2008	2007	Change

Number of company operated travel centers (3)	184	184	—		182	182	—

Diesel sales volume (gallons)	452,482	540,420	-16.3%		921,314	1,078,017	-14.5%
Gasoline sales volume (gallons)	56,470	67,977	-16.9%		109,998	125,559	-12.4%
Total fuel sales volume (gallons)	508,952	608,397	-16.3%		1,031,312	1,203,576	-14.3%

Total fuel revenues	$1,896,566	$1,422,321	+33.3%		$3,411,395	$2,593,889	+31.5%

Total fuel gross margin	$60,737	$53,052	+14.5%		$102,560	$99,805	+2.8%

Total fuel gross margin (cents per gallon)	$0.119	$0.087	+36.9%		$0.099	$0.083	+19.9%

Total nonfuel revenues	$307,011	$319,268	-3.8%		$585,256	$603,284	-3.0%
Total nonfuel gross margin	$177,175	$181,851	-2.6%		$340,157	$345,604	-1.6%

Nonfuel gross margin percentage	57.7%	57.0%	+70	b.p	58.1%	57.3%	+80	b.p

Total gross margin	$237,912	$234,903	+1.3%		$442,717	$445,409	-0.6%
Site level operating expenses (4)	$154,843	$156,193	-0.9%		$308,374	$307,076	+0.4%

Net	$83,069	$78,710	+5.5%		$134,343	$138,333	-2.9%

(1)	Includes operating data of company operated travel centers only and excludes operating data of the travel centers operated by TA’s franchisees.

(2)

The operating results presented for the six months ended June 30, 2007, represent the sum of TA’s results for the five months ended June 30, 2007, the results of its predecessor for the one month ended January 31, 2007 and the results of the prior owner of the Petro sites for the period from January 1, 2007 through May 30, 2007. The operating results for the three months ended June 30, 2007 represent the sum of TA’s results for the three months ended June 30, 2007 and the results of the prior owner of the Petro sites for the period from April 1, 2007 through May 30, 2007.

(3)	Includes travel centers that were continuously operated by TA, by its predecessor or by the previous owner of the Petro sites during the period presented.

(4)	Excludes real estate rent expense, Petro integration expenses, legal settlement expense and deferred maintenance costs which were expensed under GAAP.

The same site operating data provided above is based on the operating results of these sites for the entire respective periods, including periods prior to January 31, 2007 or May 30, 2007, the acquisition dates of the TravelCenters sites and the Petro sites, respectively.

(End)